Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

                 We consent to the incorporation by reference in this Registration Statement of SunPharm Corporation (the "Company") on Form S-8 of our report dated February 12, 1999, appearing in the Annual Report on Form 10-KSB of Sunpharm Corporation for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Jacksonville, Florida

April 23, 1999